Exhibit 3.2
AMENDED AND RESTATED
BYLAWS OF
NOCOPI TECHNOLOGIES, INC.
a Maryland Corporation
PREAMBLE
     The bylaws of Nocopi Technologies, Inc., a Maryland corporation (the “Corporation”) have been amended and restated as of November 7, 2008. These bylaws are subject to, and governed by the General Corporation Law of the State of Maryland (the “Maryland General Corporation Law”) and the Corporation’s certificate of incorporation (as it may be amended and in effect from time to time). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Maryland General Corporation Law or the provisions of the certificate of incorporation of the Corporation, such provisions of the Maryland General Corporation Law or the certificate of incorporation of the Corporation, as the case may be, will be controlling.
ARTICLE I
OFFICES
     SECTION 1. Principal and Registered Office. The principal office of the Corporation shall be located in Baltimore, Maryland. The Corporation may have such other offices, either within or without the State of Maryland as the Board of Directors may designate or as the business of the Corporation may require from time to time.
     The registered office of the Corporation required by the Maryland General Corporation Law to be maintained in the State of Maryland may be, but need not be, identical with the principal offices in the State of Maryland, and the address of the registered office may be changed, from time to time, by the Board of Directors.

ARTICLE II
STOCKHOLDERS
     SECTION 1. Annual Meeting. The annual meeting of the Stockholders of the Corporation for the election of directors etc. shall be held at such time on such date as the Board of Directors shall determine from time to time. The Secretary shall serve personally or by mail, on each stockholder entitled to vote at the meeting and to each stockholder not entitled to vote who is entitled by statute to notice, a written notice thereof, not less than ten (10) nor more than ninety (90) days before the date of the meeting, addressed to each stockholder at his address as it appears in the records of the Corporation; but at any meeting at which all stockholders shall be present, or at which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.
     SECTION 2. Special Meetings. Special meetings of the stockholders other than those regulated by statute, may be called at any time by the President or by a majority of the Directors. Notice of such meeting stating the place, day and hour and the purpose for which it is called, shall be served personally or by mail, not less than ten (10) nor more than ninety (90) days before the date set for such meeting on each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled by statute to notice. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book, but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by the holders of shares entitled to cast not less than twenty-five percent (25%) of all the votes entitled to be cast at the meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the corporation of such costs the secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve (12) months. No business other than that specified in the call for the meeting shall be transacted at any special meeting of the stockholders, except upon the unanimous consent of all the stockholders entitled to notice thereof.
     SECTION 3. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend; or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, twenty (20) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not prior to the close of business on the day the record date is fixed nor more than ninety (90) days, and in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed, and no record date is fixed, the record date for the determination of stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth (30th) day before the meeting, and the record date for determining stockholders entitled to receive payment of a dividend shall be the close of business on the day on which the resolution of the Board of Directors declaring such dividend is adopted; provided that such payment may not be made more than sixty (60) days after the date on which the resolution is adopted. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 4. Voting. At all meetings of the stockholders, subject to the provisions of Section 3, each stockholder of the Corporation is entitled to one (1) vote for each share of stocking having voting power standing in the name of such stockholder on the books of the Corporation. Votes may be cast in person or by written authorized proxy.
     SECTION 5. Proxy. Each proxy must be executed in writing by the stockholder of the Corporation or his duly authorized attorney. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the discretion of the person executing it or of his personal representatives or assigns.
     SECTION 6. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.
     Shares held by a fiduciary may be voted by him either in person or by proxy if such shares are registered in his name as fiduciary, or without a transfer of such shares into his name on proof of the fact that legal title to the shares has devolved on him in a fiduciary capacity and that he is qualified to act in that capacity. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.
     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
     SECTION 7. Cumulative Voting. No stockholder shall be permitted to cumulate his votes.
     SECTION 8. Quorum and Voting. One-third of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by the Maryland General Corporation Law and the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed one hundred twenty (120) days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact the business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     If a quorum is present, the affirmative vote of the majority of the shares represented at a meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation of these Bylaws.
     SECTION 9. Informal Action by Stockholders. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders but not to vote thereat have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of stockholders’ meetings.

ARTICLE III
DIRECTORS
     SECTION 1. Number. The affairs and business of this Corporation shall be managed by a Board of Directors. The first Board of Directors shall consist of one (1) member. Thereafter the number of Directors may be increased to not more than nine (9) by resolution of the Board of Directors. Directors need not be residents of the State of Maryland, and need not be stockholders of the Corporation.
     SECTION 2. Election. The Directors shall be elected at each annual meeting of the stockholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of the stockholders held for that purpose.
     SECTION 3. Term of Office. The term of office of each of the Directors shall be one (1) year, which shall continue until his successor has been elected and qualified.
     SECTION 4. Duties. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such Directors shall in all cases act as a Board, except as herein provided in Section 11, regularly convened, by a majority, and may adopt such rules and regulations for the conduct of meetings and the management of the Corporation, as may be deemed proper, so long as it is not inconsistent with these Bylaws and the laws of the State of Maryland.
     SECTION 5. Directors’ Meetings. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and at such other time and places as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Secretary upon the written request of two (2) Directors.
     SECTION 6. Notice of Meetings. Notice of meetings other than the regular annual meeting shall be given by service upon each Director in person, or by mailing to him at his last known address, at least three (3) days before the date therein designated for such meeting, including the day of mailing, of a written or printed notice thereof specifying the time and place of such meeting and the business to be brought before the meeting, and no business other than that specified in such notice shall be transacted at any special meeting. At any Directors’ meeting at which a quorum of the Board of Directors shall be present (although held without notice), any and all business may be transacted which might have been transacted if the meeting had been duly called if a quorum of the Directors waive or are willing to waive the notice requirements of such meeting.
     Any Directors may waive notice of any meeting under the provisions of Article XII. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened or called.
     SECTION 7. Voting. At all meetings of the Board of Directors, each Director is to have one (1) vote. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     SECTION 8. Vacancies. Vacancies in the Board occurring between annual meetings shall be filled for the unexpired portion of the term by a majority of the remaining Directors.
     SECTION 9. Removal of Directors. Any one or more of the Directors may be removed, with or without cause, at any time, by a vote of the stockholders holding a majority of the stock, at any special meeting called for that purpose.
     SECTION 10. Quorum and Voting. A quorum at all meetings of the Board of Directors shall consist of a majority of the number of Directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum is secured. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the laws of the State of Maryland or by the Articles of Incorporation or these Bylaws.
     SECTION 11. Executive Committee. By resolution of the Board of Directors and at their option, the Directors may designate an Executive Committee which includes at least three (3) Directors, to manage and direct the daily affairs of the Corporation. Said Executive Committee shall have and may exercise all of the authority that is vested in the Board of Directors as if the Board of Directors were regularly convened, except that the

Executive Committee shall not have authority to declare dividends or distributions on stock, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws, approve any merger or share exchange which does not require stockholder approval or issue stock. However, if the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent members.
     At all meetings of the Executive committee, each member of said committee shall have one (1) vote and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee.
     The number of Executive Committee members who shall be present at any meeting of the Executive Committee in order to constitute a quorum for the transaction of business or nay specified item of business shall be a majority.
     The number of votes of Executive Committee members that shall be necessary for the transaction of any business or any specified item of business at any meeting of the Executive Committee shall be a majority.
     SECTION 12. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or each may be paid a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation thereof.
     SECTION 13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he announces his dissent at the meeting and his dissent is entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before his adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within twenty-four (24) hours after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action or failed to make his dissent known at the meeting.
     SECTION 14. Informal Action by Directors. Any action required or permitted to be taken by the Board of Directors, or a committee thereof, at a meeting may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all of the Directors or all the committee members and is filed with the minutes of proceedings of the Board or committee. Such consent shall have the same effect as a unanimous vote.
ARTICLE IV
OFFICERS
     SECTION 1. Number. The officers of the Corporation shall be: Chairman of the Board, President, Vice-President, Secretary and Treasurer, and such assistant Secretaries as the President shall determine. Any officer may hold more than one office, except the offices of President and Vice-President shall not be held by the same person.
     SECTION 2. Election. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately following the meeting of stockholders, and shall hold office for the term of one (1) year or until their successors are duly elected and qualify. Officers need not be members of the Board of Directors.
     The Board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as, from time to time, shall be prescribed by the Board.

     SECTION 3. Duties of Officers. The duties and powers of the officers of the Corporation shall be as follows:
CHAIRMAN OF THE BOARD
     The Chairman of the Board shall, when present, preside at all meetings of the Directors and stockholders. He shall perform such other duties as the Board of Directors shall determine.
PRESIDENT
     The President shall present at each annual meeting of the stockholders and Directors, a report of the condition of the business of the Corporation. He shall cause to be called regular and special meetings of the stockholders and Directors in accordance with these Bylaws. He shall appoint and remove, employ and discharge, and fix compensation of all agents, employees and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors. He shall sign and make all contracts and agreements in the name of the Corporation, subject to the approval of the Board of Directors. He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law. He shall sign all certificates of stock, notes, drafts or bills of exchange, warrants or other orders for the payment of money duly drawn by the Treasurer; and he shall enforce these Bylaws and perform all the duties incident to the position and office and which are required by law.
VICE-PRESIDENT
     During the absence or inability of the President to render and perform his duties or exercise his powers, as set forth in these Bylaws or in the acts under which the Corporation is organized, the same shall be performed and exercised by the Vice-President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.

SECRETARY
     The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books, provided for that purpose. He shall give and serve all notices of the Corporation. He shall be custodian of the records and of the corporate seal and affix the latter when required. He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock issued and outstanding; the manner and the time compensation for the same was paid; the names of the owners thereof, alphabetically arranged; the number of shares owned by each; the time at which each person became such owner; and the amount paid thereon; and keep such stock and transfer books open daily during the business hours of the office of the Corporation, subject to the inspection of any stockholder of the Corporation, and permit such stockholder to make extracts from said books to the extent prescribed by law. He shall sign all certificates of stock. He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or stockholder of the Corporation; and he shall attend to all correspondence and perform all the duties incident to the office of the Secretary.
TREASURER
     The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate. He shall exhibit at all reasonable times his books and accounts to any Director or stockholder of the Corporation upon application at the office of the Corporation during business hours. He shall render a statement of the conditions of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders. He shall keep, at the office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require. He shall do and perform all duties appertaining to the office of Treasurer. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security or bond for the faithful discharge of his duties as the Board may direct. He shall perform such other duties as from time to time may be assigned to him by the President or by the Directors.
     SECTION 4. Bond. The Treasurer, if required by the Board of Directors, shall give to the Corporation such security for the faithful discharge of his duties as the Board may direct.
     SECTION 5. Vacancies, How Filled. All vacancies in any office shall be filled by the Board of Directors without undue delay, either at its regular meeting or at a meeting specifically called for that purpose. In the case of the absence of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the Board may, except as specifically otherwise provided in these Bylaws, delegate the power or duties of such officers to any other officer or Director for the time being; provided, a majority of the entire Board concur therein.
     SECTION 6. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the Board of Directors.
     SECTION 7. Removal of Officers. The Board of Directors may remove an officer, by a majority vote, at any time with or without cause.
ARTICLE V
CERTIFICATES OF STOCK
     SECTION 1. Description of Stock Certificates. The certificates of stock representing shares shall be in such form as shall be determined by the Directors and shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date hereof. Such certificates shall exhibit the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented. They shall be signed by the President or Vice-President, and countersigned by the Secretary or Treasurer and sealed with the Seal of the Corporation.
     SECTION 2. Transfer of Stock. The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate may be issued. No transfer shall be made upon the books of the Corporation with ten (10) days next preceding the annual meeting of the stockholders.
     SECTION 3. Lost Certificates. If a stockholder shall claim to have lost or destroyed a certificate or certificates or stock issued by the Corporation, the Board of Directors may, at its discretion, direct a new certificate of certificates to be issued, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such form and with such sureties, if any, that the Board may require.
ARTICLE VI
SEAL
     SECTION 1. Seal. The seal of the Corporation shall be as follows:
ARTICLE VII
DIVIDENDS
     SECTION 1. When Declared. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation’s affairs will render it expedient for such dividends to be declared.
     SECTION 2. Reserve. The Board of Directors may set aside, out of the net profits of the Corporation available for dividends, such sum or sums (before payment of any dividends) as the Board, in their absolute discretion, think proper as a reserve fund, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and they may abolish or modify any such reserve in the manner in which it was created.
ARTICLE VIII
INDEMNIFICATION
     SECTION 1. Any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a Director, officer or employee of the Corporation, or of any corporation which he, the testator, or intestate served as such at the request of the Corporation, shall be indemnified by the Corporation against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit or proceeding and in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, Director or employee was liable to the Corporation, or to such other corporation, for negligence or misconduct in the performance of his duty. As used herein, the term “expense” shall include all obligations incurred by such person for the payment of money, including without limitation, attorney’s fees, judgments, awards, fines, penalties and amounts paid in satisfaction of judgment or in settlement of any such action, suit or proceedings, except amounts paid to the Corporation or such other corporation by him.
     A judgment or conviction whether based on plea of guilty or nolo contendere or its equivalent, or after trial, shall not of itself be deemed an adjudication that such Director, officer or employee is liable to the Corporation or such other corporation, for negligence or misconduct in the performance of his duties. Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth, from time to time, in the Bylaws or by any of the following procedures:
(a)	Order of the Court or administrative body or agency having jurisdiction of the action, suit or proceeding;

(b)	Resolution adopted by a majority of the quorum of the Board of Directors of the Corporation without counting in such majority any Directors who have incurred expenses in connection with such action, suit or proceeding;

(c)	If there is no quorum of Directors who have not incurred expense in connection with such action, suit or proceeding, then by resolution adopted by a majority of the committee of stockholders and Directors who have not incurred such expenses appointed by the Board of Directors;

(d)	Resolution adopted by a majority of the quorum of the Directors entitled to vote at any meeting; or

(e)	Order of any Court having jurisdiction over the Corporation.
     Any such determination that a payment by way of indemnification should be made will be binding upon the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, officers and employees of the Corporation and the other person above mentioned may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, Agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under this Article. The provisions of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though each person had been a Director, officer or employee of the Corporation.

ARTICLE X
AMENDMENTS
     SECTION 1. How Amended. These Bylaws may be altered, amended, repealed or added to by the vote of the Board of Directors of the Corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose, provided a quorum of the Directors as provided by law and by the Articles of Incorporation are present at such regular meeting or special meeting. These Bylaws and any amendments thereto and new Bylaws added by the Directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders.
ARTICLE XI
FISCAL YEAR
     SECTION 1. Fiscal Year. The fiscal year shall begin on January 1.
ARTICLE XII
WAIVER OF NOTICE
     SECTION 1. Whenever any notice is required to be given to any stockholders or Directors or committee of the Board of Directors of the Corporation under the provisions of these Bylaws or under the Articles of Incorporation or the provisions of the Maryland General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.